Dechert LLP Comments 3/26/07

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

AMERICAN ECOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 331-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Dechert LLP Comments 3/26/07

Item 1.01	Entry Into a Material Definitive Agreement

On April 26, 2007, American Ecology Corporation subsidiary US Ecology Nevada, Inc. (“Lessee”) entered into an Addendum Agreement with the State of Nevada, Division of State Lands acting on behalf of the Nevada Department of Conservation and Natural Resources (“Lessor”), modifying a lease of real property located in Nye County, Nevada (the “Lease”) and used by the Lessee for storage and disposal of hazardous materials (the “Site”). The terms of the Addendum Agreement, effective May 1, 2007, provide for continuance of the Lease as a year-to-year periodic tenancy until (i) the Site reaches full capacity and can no longer accept waste (estimated at approximately 20 years); (ii) the Lease is terminated by the Lessee at its option upon giving a ninety (90) day written notice to terminate; or (iii) the Lessor terminates the Lease in accordance with the violation provisions of the Lease. All other terms of the Lease, including those relating to rents and fees, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: April 30, 2007	By:	/S/ Jeffrey R. Feeler

Jeffrey R. Feeler
Vice President & Controller, Chief Accounting
Officer, Secretary and Treasurer

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